Exhibit 99.2

Google Inc.

CONSOLIDATED BALANCE SHEETS

(In millions)

	December 31, 2009*	March 31, 2010
		(unaudited)
Assets
Current assets:
Cash and cash equivalents	$10,198	$9,192
Marketable securities	14,287	17,322
Accounts receivable, net of allowance	3,178	3,084
Deferred income taxes, net	644	399
Income taxes receivable, net	23	—
Prepaid revenue share, expenses and other assets	837	1,135

Total current assets	29,167	31,132
Prepaid revenue share, expenses and other assets, non-current	415	454
Deferred income taxes, net, non-current	263	446
Non-marketable equity securities	129	154
Property and equipment, net	4,845	4,773
Intangible assets, net	775	790
Goodwill	4,903	5,122

Total assets	$40,497	$42,871

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$216	$329
Accrued compensation and benefits	982	578
Accrued expenses and other current liabilities	570	576
Accrued revenue share	694	696
Deferred revenue	285	293
Income taxes payable, net	—	450

Total current liabilities	2,747	2,922
Deferred revenue, non-current	42	36
Income taxes payable, net, non-current	1,392	1,300
Other long-term liabilities	312	330
Stockholders’ equity:
Common stock and additional paid-in capital	15,817	16,171
Accumulated other comprehensive income	105	163
Retained earnings	20,082	21,949

Total stockholders’ equity	36,004	38,283

Total liabilities and stockholders’ equity	$40,497	$42,871

*	Derived from audited financial statements.

Google Inc.

CONSOLIDATED STATEMENTS OF INCOME

(In millions, except share amounts which are reflected in thousands and per share amounts)

	Three Months Ended March 31,
	2009	2010
	(unaudited)
Revenues	$5,509	$6,775
Costs and expenses:
Cost of revenues (including stock-based compensation expense of $13, $6)	2,102	2,452
Research and development (including stock-based compensation expense of $168, $191)	642	818
Sales and marketing (including stock-based compensation expense of $59, $54)	434	607
General and administrative (including stock-based compensation expense of $37, $40)	447	410

Total costs and expenses	3,625	4,287

Income from operations	1,884	2,488
Interest income and other, net	6	18

Income before income taxes	1,890	2,506
Provision for income taxes	467	551

Net income	$1,423	$1,955

Net income per share - basic	$4.51	$6.15

Net income per share - diluted	$4.49	$6.06

Shares used in per share calculation - basic	315,252	317,895

Shares used in per share calculation - diluted	317,221	322,608

Google Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

	Three Months Ended March 31,
	2009	2010
	(unaudited)
Operating activities
Net income	$1,423	$1,955
Adjustments:
Depreciation and amortization of property and equipment	321	264
Amortization of intangible and other assets	82	67
Stock-based compensation expense	277	291
Excess tax benefits from stock-based award activities	(32)	(12)
Deferred income taxes	(13)	(13)
Other	(21)	2
Changes in assets and liabilities, net of effects of acquisitions:
Accounts receivable	97	46
Income taxes, net	325	381
Prepaid revenue share, expenses and other assets	78	(157)
Accounts payable	22	120
Accrued expenses and other liabilities	(322)	(394)
Accrued revenue share	4	23
Deferred revenue	9	11

Net cash provided by operating activities	2,250	2,584

Investing activities
Purchases of property and equipment	(263)	(239)
Purchases of marketable securities	(5,245)	(12,487)
Maturities and sales of marketable securities	5,110	9,495
Investments in non-marketable equity securities	(19)	(3)
Acquisitions, net of cash acquired, and purchases of intangible and other assets	(2)	(190)

Net cash used in investing activities	(419)	(3,424)

Financing activities
Net payments related to stock-based award activities	(37)	(38)
Excess tax benefits from stock-based award activities	32	12
Repurchase of common stock	—	(97)

Net cash used in financing activities	(5)	(123)

Effect of exchange rate changes on cash and cash equivalents	(57)	(43)
Net increase (decrease) in cash and cash equivalents	1,769	(1,006)
Cash and cash equivalents at beginning of period	8,657	10,198

Cash and cash equivalents at end of period	$10,426	$9,192

The following table presents our revenues by revenue source (in millions, unaudited):

	Three Months Ended March 31,
	2009	2010
Advertising revenues:
Google web sites	$3,693	$4,439
Google Network web sites	1,638	2,036

Total advertising revenues	5,331	6,475
Other revenues	178	300

Revenues	$5,509	$6,775

The following table presents our revenues, by revenue source, as a percentage of total revenues (unaudited):

	Three Months Ended March 31,
	2009	2010
Advertising revenues:
Google web sites	67%	66%
Google Network web sites	30%	30%

Total advertising revenues	97%	96%
Other revenues	3%	4%

Revenues	100%	100%